UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 2, 2022
AMNEAL PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38485	32-0546926
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
400 Crossing Blvd
Bridgewater, NJ 08807
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (908) 947-3120
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	AMRX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On June 2, 2022, Amneal Pharmaceuticals LLC (the “Borrower”), a direct subsidiary of Amneal Pharmaceuticals, Inc. (the “Company”), as the borrower, Truist Bank, as administrative agent and collateral agent, and the other parties and lenders party thereto entered into that certain Revolving Credit Agreement (the “Credit Agreement”). The Credit Agreement (i) refinanced the Existing Credit Agreement (as defined herein) with a replacement $350 million senior secured revolving credit facility (the “New Revolving Credit Facility”) with a maturity of five (5) years from the closing date of the Credit Agreement (the “Refinancing”), (ii) provides for up to $25 million of the New Revolving Credit Facility to be available for the purpose of issuing letters of credit; (iii) provides for up to $35 million of the New Revolving Credit Facility to be available for the purpose of issuing swingline loans; (iv) allows the Borrower to request an incremental increase in the revolving facility commitments by up to $150 million; and (v) terminated the revolving credit facility commitments of lenders under the Existing Credit Agreement.
Also, on June 2, 2022, the Borrower, as the borrower, Truist Bank, as administrative agent and collateral agent, and certain other direct and indirect subsidiaries of the Company, as grantors, entered into that certain ABL Guarantee and Collateral Agreement (the “Guarantee and Collateral Agreement”). Pursuant to the Guarantee and Collateral Agreement, certain subsidiaries of the Company agreed to guarantee the Borrower’s obligations under the Credit Agreement, and the Borrower and certain direct and indirect subsidiaries granted the administrative agent a security interest on assets to secure obligations under the Credit Agreement and related documents.
The New Revolving Credit Facility matures on June 2, 2027. Interest is payable on the New Revolving Credit Facility at a rate equal to the alternate base rate (ABR) or the secured overnight financing rate (SOFR), plus an applicable margin, in each case, subject to a ABR floor of 1.00% or a SOFR floor of 0.00%, as applicable. The applicable margin for the New Revolving Credit Facility is initially 0.25% per annum for ABR loans and 1.25% per annum for SOFR loans. The applicable margin on borrowings under the New Revolving Credit Facility thereafter will adjust ranging from 0.25% to 0.50% per annum for ABR loans and from 1.25% to 1.50% per annum for SOFR loans determined by the average historical excess availability. The proceeds of any loans made under the New Revolving Credit Facility can be used for capital expenditures, acquisitions, working capital needs and other general purposes, subject to covenants as described below. The Borrower pays a commitment fee based on the average daily unused amount of the New Revolving Credit Facility at a rate of 0.25% per annum.
The Credit Agreement contains certain negative covenants that, among other things and subject to certain exceptions, restrict the Company’s and certain subsidiaries’ ability to incur additional debt or guarantees, grant liens, make loans, acquisitions or other investments, dispose of assets, merge, dissolve, liquidate or consolidate, pay dividends or other payments on capital stock, make optional payments or modify certain debt instruments, modify certain organizational documents, enter into arrangements that restrict the ability to pay dividends or grant liens, or enter into or consummate transactions with affiliates. The New Revolving Credit Facility also includes a financial covenant whereby the Borrower must maintain a minimum fixed-charge coverage ratio if certain borrowing conditions are met. The New Revolving Credit Facility contains customary events of default, subject to certain exceptions. Upon the occurrence of certain events of default, the obligations under the New Revolving Credit Facility may be accelerated and the commitments may be terminated.
The foregoing descriptions of the Credit Agreement and the Guarantee and Collateral Agreement are summaries and are qualified in their entirety by reference to the Credit Agreement and the Guarantee and Collateral Agreement, respectively, copies of which are filed as Exhibits 10.1 and 10.2, respectively, hereto.

Item 1.02	Termination of a Material Definitive Agreement.
In connection with the Refinancing, effective as of June 2, 2022, the Borrower has satisfied and discharged all obligations under, and terminated, the Revolving Credit Agreement, dated as of May 4, 2018 (the “Existing Credit Agreement”), among the Borrower, as the borrower, the other loan parties from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the lenders and other parties party thereto, pursuant to which the lenders extended, on the terms and subject to the conditions set forth therein, an asset based revolving credit facility (the “Existing Facility”), except for obligations that pursuant to the express terms of the Existing Facility survive payment of the obligations.
The Existing Facility provided for loans and letters of credit up to a principal amount of $500.0 million (principal amount of up to $25.0 million available for letters of credit) and was scheduled to mature on May 4, 2023. As of June 2, 2022, after giving effect to the New Revolving Credit Facility, there were no outstanding amounts under the Existing Facility and the Borrower incurred no termination penalties in connection with the early termination of the Existing Facility.
Certain of the lenders under the Existing Facility and certain of their affiliates have performed investment banking, commercial lending and underwriting services for the Borrower and the Company’s subsidiaries and respective affiliates, from time to time, for which such lenders and their affiliates have received customary fees and expenses. These parties may, from time to time, engage in transactions with, and perform services for the Borrower or its subsidiaries and their respective affiliates in the ordinary course of their business.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description

10.1
Revolving Credit Agreement, dated as of June 2, 2022, by and among Amneal Pharmaceuticals LLC, as the borrower, Truist Bank, as administrative agent and collateral agent and the lenders and other parties party thereto.

10.2	ABL Guarantee and Collateral Agreement, dated as of June 2, 2022, by and among the loan parties from time-to-time party thereto and Truist Bank, as administrative agent and collateral agent.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2022	AMNEAL PHARMACEUTICALS, INC.

	By:	/s/ Anastasios Konidaris
	Name:	Anastasios Konidaris
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)